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                                                                   Exhibit 23.2
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                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


The Board of Directors
Spaghetti Warehouse, Inc.:

We consent to the incorporation by reference in the registration statements (No. 33-33555, No. 33-38603, No. 33-69024 and No. 33-86756) on Form S-8 of Spaghetti
Warehouse, Inc. of our report dated August 19, 1994, relating to the consolidated balance sheet of Spaghetti Warehouse, Inc. and subsidiaries as of July 3, 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the two-year period ended July 3, 1994, which report appears in the July 2, 1995 annual report on Form 10-K of Spaghetti Warehouse, Inc.


                                                     KPMG Peat Marwick LLP


Dallas, Texas
September 26, 1995